ACTIVE 697299433v7 EMPLOYMENT AGREEMENT THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into as of April 22, 2024, by and between FORWARD AIR CORPORATION, a Tennessee corporation (“Company”), and Mr. Shawn Stewart, an individual (“Executive”). W I T N E S S E T H: WHEREAS, the Board of Directors of the Company (the “Board”) desires to employ the Executive and to assure the Company of Executive’s employment with the Company and to compensate Executive for such employment; WHEREAS, the Board has determined that this Agreement will reinforce and encourage Executive’s attention and dedication to the Company; and WHEREAS, Executive is willing to make Executive’s services available to the Company on the terms and conditions hereinafter set forth. NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the Company and Executive hereby agree as follows: 1. Definitions. In addition to other terms which may be defined elsewhere in this Agreement (including the preamble and recitals hereto), when used in this Agreement, the following terms shall have the following meanings: (a) “Base Salary” means the salary provided for in Section 4(a) hereof. (b) “Bonus Plan” means the Forward Air Annual Cash Incentive Plan. (c) “Cause” shall have the meaning given to it in Section 2.08 of the Severance Plan. (d) “Code” means the Internal Revenue Code of 1986, as amended. (e) “Commencement Date” means the first day of Executive’s employment with the Company, which is currently expected to be April 28, 2024. (f) “Incentive Plan” means the Forward Air Corporation 2016 Omnibus Incentive Plan, as amended from time to time, and any successor plan thereto. (g) “Related Entity” means any subsidiary of the Company and any business, corporation, partnership, limited liability company, or other entity designated by Board in which the Company or a subsidiary holds a substantial ownership interest, directly or indirectly. (h) “Restrictive Covenant Agreement” means the Participation and Restrictive Covenants Agreement that Executive will be signing on or about the effective date of this DocuSign Envelope ID: 38FDB16B-5C99-4998-9E9E-83949C5C3F8B9E1807CC 94F7 1A5 A0F8 072E1BEDE5DD

2 ACTIVE 697299433v7 Agreement and which is a condition to both participation in the Severance Plan and employment by the Company. (i) “Severance Plan” means the Forward Air Corporation Executive Severance and Change In Control Plan, as amended and restated from time to time. (j) “Term of Employment” means the period during which Executive shall be employed by the Company. (k) “Termination Date” means the date on which the Term of Employment and Executive’s employment with the Company ends. Any capitalized terms not defined in this Agreement shall have the meaning given to them in the Severance Plan and/or the Restrictive Covenant Agreement. 2. Employment. (a) Employment and Term. The Company hereby agrees to employ Executive and Executive hereby agrees to serve the Company during the Term of Employment on the terms and conditions set forth herein. (b) Duties of Executive. During the Term of Employment, Executive shall be employed as the Chief Executive Officer (“CEO”) of the Company. For as long as Executive remains the CEO of the Company, Executive shall also serve as a member of the Board without additional compensation. During the Term of Employment, Executive shall have such additional duties and responsibilities as assigned to Executive by the Board consistent with role as CEO. Executive shall faithfully and diligently perform all services and responsibilities for the Company. Executive shall devote substantially all of Executive’s business time, attention, and efforts to the performance of the duties under this Agreement, render such services to the best of Executive’s ability and, in any event, in a professional manner commensurate with the manner of executives in similar positions in companies of similar size and operations, and use best efforts to promote the best interests of the Company. Executive shall not engage in any other business or occupation during the Term of Employment, including, without limitation, any activity that (i) conflicts with the interests of the Company or any Related Entity, (ii) interferes with the proper and efficient performance of Executive’s duties for the Company, or (iii) interferes with the exercise of Executive’s judgment in the Company’s best interests, in each case without the express written approval of the Board. During the Term of Employment, it shall not be a violation of this Agreement for Executive to (1) serve on civic or charitable boards, with the consent of the Board, and (2) manage personal investments, including Executive’s investments in SPLR, LLC and SPLR Management, LLC, so long as such activities (individually or in the aggregate) do not interfere with the performance of Executive’s responsibilities as set forth in this Agreement. Following the first anniversary of the Commencement Date, Executive may serve on the board of one other business so long as the board service is first approved by the Company’s Corporate Governance and Nominating Committee. (c) Travel. Executive recognizes and agrees that Executive’s position may require substantial travel to various locations during the Term of Employment. DocuSign Envelope ID: 38FDB16B-5C99-4998-9E9E-83949C5C3F8B9E1807CC 94F7 1A5 A0F8 072E1BEDE5DD

3 ACTIVE 697299433v7 (a) Place of Employment. During the Term of Employment, the Executive’s principal place of employment will be based out of the Company’s offices in Atlanta, Georgia and Dallas Texas, subject to travel for the business of the Company and its Related Entities. 3. Term of Employment. The Term of Employment is indefinite and Executive’s employment with the Company is terminable-at-will. Pursuant to the terms and conditions of the Severance Plan and the Restrictive Covenant Agreement, Executive may be entitled to certain termination benefits upon a termination of the Term of Employment. 4. Compensation. (a) Base Salary. Executive shall receive an initial Base Salary at the annual rate of $900,000.00, with such Base Salary payable in installments consistent with the Company’s normal payroll schedule, subject to applicable withholding and taxes, and pro-rated for partial years. During the Term of Employment, the Base Salary shall be reviewed at such time as the salaries of other executives of the Company are reviewed generally. If the Base Salary is adjusted, such adjustment to Base Salary shall be made for all purposes of this Agreement. (b) Bonus Plan. Executive shall participate in the same Bonus Plan as the Company makes available to other executive employees of the Company which provides for certain annual bonuses based on Company and individual performance criteria as determined by the Board from time to time. Any such bonus shall be paid at such times and such amounts to be established by the Board from time to time, but no such bonus shall be paid later than two and one- half months following the fiscal year for which the bonus was earned. The target bonus will be set at 100% of Base Salary, pro-rated for partial years, and the maximum possible bonus is 200% of Base Salary, pro-rated for partial years. Executive has no particular right to receive a bonus, and Executive shall receive only such bonus, if any, as the Board may in its sole discretion determine in accordance with the performance criteria set by the Board. Target incentives do not constitute a promise of payment. Executive’s actual bonus, if any, will depend on Company financial performance and the Board’s assessment of Executive’s individual performance. As with all Company plans and programs, the Company reserves the right to change or amend the terms of its incentive plans at any time or discontinue them in their entirety as the Company determines in its sole and absolute discretion. (c) Signing Bonus. Following the Commencement Date, Executive shall receive a signing bonus of $400,000.00, less applicable withholdings and taxes, with 50% due within 30 days following the Commencement Date and the remaining 50% to be paid within 30 days following 180 days following the Commencement Date. If the Term of Employment is terminated by the Company for Cause (as “Cause” is defined in Section 2.08 of the Severance Plan) or if Executive voluntarily terminates the Term of Employment, in each case, prior to the first anniversary of the Commencement Date, Executive will repay the full amount of the signing bonus within 30 days following the Termination Date. (d) Equity Grants. The Company will grant the following equity awards to Executive, subject to the terms and conditions of the award agreements and/or grant notices governing such equity awards and with respect to the award granted under Section 4(d)(ii) hereof, subject to the terms and conditions of the Incentive Plan: DocuSign Envelope ID: 38FDB16B-5C99-4998-9E9E-83949C5C3F8B9E1807CC 94F7 1A5 A0F8 072E1BEDE5DD

4 ACTIVE 697299433v7 (i) Within 30 days following the Commencement Date, the Company will award Executive Company common stock equal to $1,200,000.00, valued at the closing stock price on the day prior to the announcement date of the Executive’s employment with the Company, which award will vest with respect to one-third (1/3rd) of the shares subject to the award on each of the first, second and third anniversaries of the award date, subject to the Executive’s continued employment with the Company through the applicable vesting date. In addition, and at the same time, the Company will award Executive performance share units (PSUs) equal to $1,800,000.00, valued at the closing stock price on the day prior to the announcement date of the Executive’s employment with the Company, with the performance period ending on December 31, 2026, in alignment to the performance period of other executive officers of the Company and subject to the Executive’s continuous employment through the applicable vesting date. (ii) Beginning in 2025, Executive shall participate in the same incentive programs as other executive employees of the Company. Accordingly, in 2025, when the Company makes equity grants to other executive employees and provided Executive is still employed by the Company, Executive will receive an equity grant valued at approximately $3,000,000.00 at the time of the grant. The grant will be designed similarly to the design used for other executive employees of the Company, including, among other things, the type of equity grant and the vesting terms of such grant. (e) Reimbursement of Relocation Expense. Subject to the terms and conditions set forth in the Company’s Relocation Policy the Company will reimburse Executive for the following relocation expenses upon receipt of invoices for such expenses: the reasonable cost of shipping Executive household goods to Executive’s new home near the Company’s headquarters; reasonable temporary housing and reasonable travel expenses for up to a six month period of time following the Commencement Date or as otherwise approved by the Board thereafter. The Company will gross-up the approved relocation reimbursement for taxes. (f) Reimbursement of Business Expenses. Executive shall be reimbursed for reasonable business expenses which comply with all Company policies and which are incurred in the performance of Executive’s job duties. (g) Compensation Review. The Compensation Committee of the Company’s Board will periodically review Executive’s compensation, and in its sole discretion, make adjustments as it deems appropriate based upon Executive’s performance, the Company’s performance and other relevant market considerations. (h) Legal Expenses. The Company shall reimburse the Executive for his reasonable legal expenses incurred in connection with the review and negotiation of this Agreement and the other ancillary documents referred to herein, in an amount not to exceed five thousand dollars ($5,000) upon provision by the Executive of an invoice evidencing such legal fees within forty-five (45) days following the Commencement Date. 5. Benefit Programs. During the Term of Employment, Executive shall be entitled to participate in all retirement and health and welfare benefits plans as are presently and hereafter offered by Company to its executive employees, in each case, in accordance with the terms and DocuSign Envelope ID: 38FDB16B-5C99-4998-9E9E-83949C5C3F8B9E1807CC 94F7 1A5 A0F8 072E1BEDE5DD

5 ACTIVE 697299433v7 conditions of such benefits plans and to the extent Executive is eligible to participate. The benefit plans currently offered to Company executives include group medical, dental, vision, disability, and life insurance plans; an employee stock purchase plan; a 401(k) plan; and a flexible spending account plan. The Company reserves the right to amend, terminate, revise, or add to any such benefits plans or programs. 6. Termination. (a) General. The Term of Employment and Executive’s employment with the Company is terminable-at-will and may be terminated at any time by either party by giving notice of such termination to the other party. Upon any termination of the Term of Employment for any reason, Executive shall resign (and shall be deemed to have automatically and contemporaneously resigned, without any further act on the part of any person or entity) from any and all directorships, committee memberships, offices, and any other positions Executive holds with the Company or any of its subsidiaries or Related Entities. Upon any termination of the Term of Employment for any reason, whether in connection with a Change of Control (as defined in the Severance Plan) or otherwise, Executive’s entitlement to termination benefits, if any, will be determined by the Severance Plan and Restrictive Covenant Agreement and Executive’s continuing obligations to the Company following any termination of the Term of Employment will be governed by the Restrictive Covenant Agreement. (b) Cooperation. Following the Term of Employment, Executive shall give assistance and cooperation willingly, upon reasonable advance notice with due consideration for Executive’s other business or personal commitments, in any matter relating to Executive’s position with the Company, or Executive’s expertise or experience as the Company may reasonably request, including Executive’s attendance and truthful testimony where deemed appropriate by the Company, with respect to any investigation or the Company’s defense or prosecution of any existing or future claims or litigations or other proceedings relating to matters in which Executive was involved or potentially had knowledge by virtue of employment with the Company. To the extent permitted by law, the Company agrees that it shall promptly reimburse Executive for reasonable and documented expenses in connection with rendering assistance and/or cooperation under this Section 6(b) upon presentation of documentation for such expenses. (c) Return of Company Property. Following the Termination Date, or upon the request of the Company, Executive shall return all Company property and information in Executive’s possession, including, without limitation, all computer equipment (hardware and software), telephones, facsimile machines, cell phones and other communication devices, credit cards, office keys, security access cards, badges, identification cards, and all copies (including drafts) of any documentation or information (however stored) relating to the business of the Company, any of the Related Entities, and any of their respective customers, clients, or prospective customers and clients. (d) Compliance with Section 409A. (i) General. Both the Company and Executive intend that the benefits and rights to which Executive could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued DocuSign Envelope ID: 38FDB16B-5C99-4998-9E9E-83949C5C3F8B9E1807CC 94F7 1A5 A0F8 072E1BEDE5DD

6 ACTIVE 697299433v7 thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If either Executive or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and each of the Company and Executive shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on Executive and on the Company). (ii) Distributions on Account of Separation from Service. If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of termination of Executive’s employment shall be made unless and until Executive incurs a “separation from service” within the meaning of Section 409A. (iii) Six-Month Delay for Specified Employees. (A) If Executive is a “specified employee,” then no payment or benefit that is payable on account of Executive’s “separation from service,” as that term is defined for purposes of Section 409A, shall be made before the date that is six months after Executive’s “separation from service” (or, if earlier, the date of Executive’s death) if and to the extent that such payment or benefit constitutes deferred compensation (or may be nonqualified deferred compensation) under Section 409A and such deferral is required to comply with the requirements of Section 409A. Any payment or benefit delayed by reason of the prior sentence shall be paid out or provided in a single lump sum at the end of such required delay period in order to catch up to the original payment schedule. (B) For purposes of this provision, Executive shall be considered to be a “specified employee” if, at the time of Executive’s separation from service, Executive is a “key employee,” within the meaning of Section 416(i) of the Code, of the Company (or any person or entity with whom the Company would be considered a single employer under Section 414(b) or Section 414(c) of the Code) any stock in which is publicly traded on an established securities market or otherwise. (iv) No Acceleration of Payments. Neither the Company nor Executive, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid before the earliest date on which it may be paid without violating Section 409A. (v) Treatment of Each Installment as a Separate Payment. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which Executive is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments. (i) Taxable Reimbursements and In-Kind Benefits. Any reimbursements by the Company to the Executive of any eligible expenses under this Agreement that are not excludable from the Executive’s income for Federal income tax purposes (the “Taxable DocuSign Envelope ID: 38FDB16B-5C99-4998-9E9E-83949C5C3F8B9E1807CC 94F7 1A5 A0F8 072E1BEDE5DD

7 ACTIVE 697299433v7 Reimbursements”) shall be made by no later than the last day of the taxable year of the Executive following the year in which the expense was incurred. The amount of any Taxable Reimbursements, and the value of any in-kind benefits to be provided to the Executive, during any taxable year of the Executive shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year of the Executive. The right to Taxable Reimbursement, or in-kind benefits, shall not be subject to liquidation or exchange for another benefit. The payment of any tax reimbursements or gross-ups under this Agreement must be made by no later than the end of the taxable year of the Executive following the taxable year of the Executive in which the Executive remits the related taxes. (vi) No Guaranty of 409A Compliance. Notwithstanding the foregoing, the Company does not make any representation to Executive that the payments or benefits provided under this Agreement are exempt from, or satisfy, the requirements of Section 409A, and the Company shall have no liability or other obligation to indemnify or hold harmless Executive or any beneficiary of Executive for any tax, additional tax, interest or penalties that Executive or any beneficiary of Executive may incur in the event that any provision of this Agreement, or any amendment or modification thereof, or any other action taken with respect thereto, is deemed to violate any of the requirements of Section 409A. 7. Restrictive Covenants; Company Policies and Guidelines. (a) Restrictive Covenants. As a condition to Executive’s employment by the Company, Executive shall execute the Restrictive Covenant Agreement presented to Executive with this Agreement. (b) Recoupment Policy. All payments and benefits provided to Executive by the Company are subject to any policy (whether currently in existence or later adopted) established by the Company providing for clawback or recovery of amounts paid or benefits provided. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation. (c) Stock Ownership Policy. Executive is required to comply with the Company’s Executive Stock Ownership and Retention Guidelines applicable to executive officers which generally requires Executive to own Company common stock during the Term of Employment which is valued at six times or more of Executive’s Base Salary. Executive will be required to hold at least 50% of any shares Executive receives by Company grant or through the exercise of any option to purchase Company stock until the ownership requirement is met. (d) Code of Ethics. Executive is required to abide by the Company’s policies and procedures including, but not limited to, Forward Air’s Code of Business Conduct and Code of Ethics. Executive will be required to review, sign and return to the Company a Code of Ethics Acknowledgment Form. (e) Ownership of Developments. All processes, concepts, techniques, inventions and works of authorship, including new contributions, improvements, formats, packages, programs, systems, formulations, compositions of matter, manufactured, developments, applications, and discoveries, and all copyrights, patents, trade secrets, or other intellectual DocuSign Envelope ID: 38FDB16B-5C99-4998-9E9E-83949C5C3F8B9E1807CC 94F7 1A5 A0F8 072E1BEDE5DD

8 ACTIVE 697299433v7 property rights associated therewith conceived, invented, made, developed, or created by Executive during the Term of Employment either during the course of performing work for the Company or its Related Entities, or their clients, or which are related in any manner to the business (commercial or experimental) of the Company or its Related Entities or their clients (collectively, the “Work Product”) shall belong exclusively to the Company and its Related Entities and shall, to the extent possible, be considered a work made by Executive for hire for the Company and its Related Entities within the meaning of Title 17 of the United States Code. To the extent, the Work Product may not be considered work made by Executive for hire for the Company and its Related Entities, Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest Executive may have in such Work Product. Upon the request of the Company, Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment. Executive shall further: (i) promptly disclose the Work Product to the Company; (ii) assign to the Company or its assignee, without additional compensation, all patent or other rights to such Work Product for the United States and foreign countries; (iii) sign all papers necessary to carry out the foregoing; and (iv) give testimony in support of Executive’s inventions, all at the sole cost and expense of the Company. 8. Representations and Warranties of Executive. Executive represents and warrants to the Company that: (a) Executive’s employment will not conflict with or result in a breach of any agreement to which Executive is a party or otherwise may be bound; (b) Executive has not violated, and in connection with employment with the Company will not violate, any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer by which Executive is or may be bound; and (c) In connection with Executive’s employment with the Company, Executive will not use any confidential or proprietary information that Executive may have obtained in connection with employment with any prior employer. 9. Taxes. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to Executive or Executive’s estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholding as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied. 10. Assignment. The Company shall have the right to assign this Agreement and its rights and obligations hereunder in whole or in part to any corporation or other entity with or into which the Company may hereafter merge or consolidate, or to which the Company may transfer all or substantially all of its assets. Executive may not assign or transfer this Agreement or any rights or obligations hereunder, except by will or the laws of descent and distribution, or as required to comply with the terms of a qualified domestic relations order. DocuSign Envelope ID: 38FDB16B-5C99-4998-9E9E-83949C5C3F8B9E1807CC 94F7 1A5 A0F8 072E1BEDE5DD

9 ACTIVE 697299433v7 11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. The parties hereby agree that any dispute arising out of or related to this Agreement, Executive’s employment or termination of employment with the Company or any Related Entity, any statutory or tort claims related to or arising out of Executive’s employment or termination of employment with the Company or any Related Entity, Executive’s participation on any board of directors or board of managers of the Company or any Related Entity, and Executive’s equity interests in the Company or any Related Entity shall be filed in, and subject to the exclusive jurisdiction of, a state or federal court located in Dallas County, Texas. The parties hereby consent to the exclusive jurisdiction and venue of such courts for the litigation of all disputes and waive any claims of improper venue, lack of personal jurisdiction, or lack of subject matter jurisdiction as to any such disputes. Notwithstanding the foregoing, the Company may file an action in any court of its choosing seeking temporary, preliminary or permanent injunctive relief to prevent Executive from breaching or threatening to breach any of the covenants contained in Restrictive Covenant Agreement and may join in any such action any claims for damages or other relief as a result of Executive’s breach or threatened breach of such covenants. 12. Entire Agreement. This Agreement, including the other agreements, policies, and plans referenced herein, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings, and arrangements, both oral and written, between Executive and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both a representative of the Board and Executive. 13. Survival. The respective rights and obligations of the parties hereunder shall survive any termination of Executive’s employment and the Term of Employment to the extent necessary to the intended preservation of such rights and obligations. 14. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile or PDF transmission addressed as set forth herein. Notices personally delivered, sent by facsimile, PDF or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof; or three days after deposit in the U.S. mail. Notice shall be sent (i) if to the Company, addressed to Forward Air Corporation, Attention: Board of Directors, and (ii) if to Executive, to the address as reflected on the payroll records of the Company, or to such other address as either party shall request by notice to the other in accordance with this provision. 15. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets, or otherwise. DocuSign Envelope ID: 38FDB16B-5C99-4998-9E9E-83949C5C3F8B9E1807CC 94F7 1A5 A0F8 072E1BEDE5DD

10 ACTIVE 697299433v7 16. Right to Consult with Counsel; No Drafting Party. Executive acknowledges having read and considered all of the provisions of this Agreement carefully, and having had the opportunity to consult with counsel of Executive’s choosing, and, given this, Executive agrees that the obligations created hereby are reasonable. Executive acknowledges the opportunity to negotiate any and all of these provisions and no rule of construction shall be used that would interpret any provision in favor of or against a party on the basis of who drafted the Agreement. 17. Indemnification. The Company shall, to the fullest extent permitted by law, promptly indemnify the Executive against all costs, charges, losses, expenses and liabilities incurred by Executive in connection with any actual, threatened or reasonably anticipated claim, suit, action or proceeding arising in connection with the Company or any Related Entity with respect to any time period prior to the Commencement Date. Any amount payable pursuant to this Section 17 shall be paid to Executive as soon as practicable but, in any event no later than two- and-a-half months following the end of the fiscal year in which a right to payment arises. 18. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, provisions, sections, or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof; all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections, or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections, or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to the longest period or largest area, as applicable, which would cure such invalidity. 19. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation. 20. Damages Attorney’s Fees. Nothing contained herein shall be construed to prevent the Company or Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or Executive’s breach of any term or provision of this Agreement. In the event that either party hereto seeks to collect any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable costs and attorneys’ fees of the other. 21. Waiver of Jury Trial. Executive and Company hereby knowingly, voluntarily, and intentionally waive any right that they may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with this Agreement and any agreement, document or instrument contemplated to be executed in connection herewith, or any course of conduct, course of dealing statements (whether verbal or written) or actions of any party hereto. 22. Section Headings. The article, section, and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. DocuSign Envelope ID: 38FDB16B-5C99-4998-9E9E-83949C5C3F8B9E1807CC 94F7 1A5 A0F8 072E1BEDE5DD

11 ACTIVE 697299433v7 23. No Third-Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto, and their respective heirs, personal representatives, legal representatives, successors, and permitted assigns, any rights or remedies under or by reason of this Agreement. 24. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement. DocuSign Envelope ID: 38FDB16B-5C99-4998-9E9E-83949C5C3F8B9E1807CC 94F7 1A5 A0F8 072E1BEDE5DD

12 ACTIVE 697299433v7 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. COMPANY: FORWARD AIR CORPORATION By: Name: George S. Mayes, Jr. Title: Chairman of the Board of Directors EXECUTIVE: Shawn Stewart DocuSign Envelope ID: 38FDB16B-5C99-4998-9E9E-83949C5C3F8B9E1807CC 94F7 1A5 A0F8 072E1BEDE5DD